Exhibit 5.1

July 16, 2015

BSQUARE Corporation

110 110th Avenue NE, Suite 300

Bellevue, Washington 98004

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BSQUARE Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed by the Company with the Securities and Exchange Commission on or about the date hereof with respect to the registration of 200,000 shares of the Company’s common stock, no par value per share (the “Shares”), reserved for issuance under the Company’s BSQUARE Corporation 2011 Inducement Award Plan (the “Plan”).

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of giving this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the Common Stock then-remaining authorized but unissued, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ SUMMIT LAW GROUP, PLLC